ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090072876-91
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/23/2009 7:16 AM
	Entity Number E0048472009-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Pharmacity Corporation

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Business Filings Incorporated
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 Par value per share: $ $0.00001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Iryna Kravchuk
Name
Zivova Building #26, Suite #8 | Ternopil | Ukraine | 46001
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

The Nevada Company
Name

X [signature]
Incorporator Signature Mark Williams A.V.P.

8040 Excelsior Drive, Suite 200 | Madison | WI | 53717
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Mark Williams, A.V.P.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

January 23, 2009
Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090701966-30
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/25/2009 8:00 AM
	Entity Number E0048472009-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Pharmacity Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. NAME OF CORPORATION
The name of this corporation is WellTek Incorporated.

Article 3. CAPITAL STOCK
See Continuation on next page

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority

4. Effective date of filing: (optional) September 29, 2009

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Kpabyuk

Signature of Officer Iryna Kravchuk, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PHARMACITY CORPORATION

(Continuation of paragraph 2)

ARTICLE 3 - CAPITAL STOCK

The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be Two Hundred Million (200,000,000) shares Upon the filing of this Articles of Amendment to the Articles of Incorporation (the "Effective Time"), each share of the Corporation's common stock, par value $0.00001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into 40 shares of common stock, par value $0.00001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that immediately prior to the Effective Time represented shares of the Old Common Stock will, from and after the Effective Time, upon surrender to the Company for exchange, represent the number of shares of the new Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 40 (the "Forward Stock Split"). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split, rather, the holder of each such fractional share shall be entitled to receive one full share.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100606651-47
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/12/2010 8:27 AM
	Entity Number E0048472009-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

WellTek Incorporated

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Capital Stock

Attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
WELLTEK INCORPORATED

(Continuation of paragraph 2)

ARTICLE 3 - CAPITAL STOCK

The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be Four Hundred Million (400,000,000) shares or common stock, par value $0.00001 per share, and Twenty Million (20,000,000) shares of preferred stock, par value $0.00001 per share. The board of directors of the Corporation is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of preferred stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series, and certain preferences, limitations and relative rights of the shares of each series so established.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20100876027-93
Ross Miller	Filing Date and Time 11/22/2010 4:17 PM
Secretary of State State of Nevada	Entity Number E0048472009-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

WELLTEK INCORPORATED

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 3. CAPITAL STOCK

SEE ATTACHED.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: MAJORITY

4. Effective date of filing: (optional) 11/29/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
WELLTEK INCORPORATED

(Continuation of paragraph 2)

ARTICLE 3 - CAPITAL STOCK

The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be Four Hundred Million (400,000,000) shares or common stock, par value $0.00001 per share, and Twenty Million (20,000,000) shares of preferred stock, par value $0.00001 per share.

Upon the filing of this Certificate of Amendment to the Articles of Incorporation (the "Effective Time"), each share of the Corporation's common stock, $0.00001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into 0.02 shares of common stock, $0.00001 par value per share, of the Corporation (the "New Common Stock"). Any stock certificate that immediately prior to the Effective Time represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 0.02 (the "Reverse Stock Split"). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split, rather, each holder of a fractional share shall be entitled to receive one full share.

The board of directors of the Corporation is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of preferred stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series, and certain preferences, limitations and relative rights of the shares of each series so established.

090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100885804-96
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/24/2010 3:12 PM
	Entity Number E0048472009-4

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

WallTek, Incorporated

2. Description of the original document for which correction is being made:

Articles of Amendment

3. Filing date of the original document for which correction is being made: 11/22/10

4. Description of the inaccuracy or defect:

Incorrect effective date, not 11/29/11

5. Correction of the inaccuracy or defect:

Effective Date: 11/29/10

6. Signature:

X [signature]
Authorized Signature

CFO
Title *

11/24/10
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

170104

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20180177273-18
Barbara K. Cegavske	Filing Date and Time 04/19/2018 1:00 PM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0048472009-4

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Revival for a Nevada Corporation (For Corporations Governed by NRS 78.730 and 81.010)

1. Name of corporation:
Welltek Incorporated

2. Registered Agent for service of process: (check only one box)

☐ Commercial Registered Agent:
Name

☐ Noncommercial Registered Agent (name and address below)

☒ Office or Position with Entity (name and address below)

Maxwell Kaplan
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

410 S Rampart Blvd, Ste: 390 — Las Vegas — NEVADA — 89145
Street Address — City — Zip Code

410 S Rampart Blvd, Ste: 390 — Las Vegas — NEVADA — 89145
Mailing Address (if different from street address) — City — Zip Code

3. Date when revival of charter is to commence or be effective, which may be before the date of the certificate: 4/19/2018
(month, day, year)

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be:

PERPETUAL or
(Time for which the revival is to continue)

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5. Names and addresses of **President, Secretary, Treasurer and Directors:** (additional pages may be attached as necessary)

Maxwell Kaplan
Name of **President** or equivalent

Address	City	State	Zip Code
410 S Rampart Blvd, Ste: 390	Las Vegas	NV	89145

Maxwell Kaplan
Name of **Secretary** or equivalent

Address	City	State	Zip Code
410 S Rampart Blvd, Ste: 390	Las Vegas	NV	89145

Maxwell Kaplan
Name of **Treasurer** or equivalent

Address	City	State	Zip Code
410 S Rampart Blvd, Ste: 390	Las Vegas	NV	89145

Maxwell Kaplan
Name of **Director**

Address	City	State	Zip Code
410 S Rampart Blvd, Ste: 390	Las Vegas	NV	89145

Name of **Director**

Address	City	State	Zip Code

This form must be accompanied by appropriate fees

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

6. The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81.

7. Check one:

[X] The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

[ ] The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2).

I declare under the penalty of perjury that the revival has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] CEO
Signature **Title**

X [signature] CEO
Signature **Title**

A REGISTERED AGENT ACCEPTANCE *MUST* ACCOMPANY THIS CERTIFICATE

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0048472009-4
Barbara K. Cegavske	Filing Number 20190072351
Secretary State Of Nevada	Filed On 7/25/2019 12:52:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

EXPEDITE

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
WELLTEK INCORPORATED
Entity Number E00048472009-4

2. The articles have been amended as follows: (provide article numbers, if available)
Article IV. Capital Stock. The number of shares of common stock the corporation shall be authorized to issue shall be increased to 600,000,000 shares from 400,000,000 shares. The par value shall be and remain $0.001 per share.
[Execpt as provided hrrein, there are no other changes to the Articles of Incorporation, as amended]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 240,000,000

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0048472009-4
Barbara K. Cegavske	Filing Number 20211392126
Secretary of State State Of Nevada	Filed On 4/15/2021 2:20:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Welltek Incorporated

Entity or Nevada Business Identification Number (NVID): E0048472009-4

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 431,575,040

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article IV. Decrease issued and outstanding common stock in ratio of 1:20 (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — Chief Executive Officer (Title) X ________ Signature of Officer or Authorized Signer — ________ (Title) *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article 1. The name of the Corporation shall be CLStv Corp.
Article 5. In accordance with §78.390 and §78,2055, NRS, the number of the Corporation's issued and outstanding shares of common stock shall be and hereby are decreased in a ratio of 1:20, with the result that the Corporation's 598,672,000 issued and outstanding shares of common stock she be and are approximately 29,933,600 shares, subject to rounding up of each fraction of a share to one whole share; provided that the effective date of this decrease in shares shall be effective on the date of the market announcement of this "reverse stock split" by the Financial Industry Regulatory Authority.

This form must be accompanied by appropriate fees.